Registration No. 333-48818


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          UNION ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                  Indiana                                 35-1908796
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization                  Identification No.)


                             250 N. Shadeland Avenue
                           Indianapolis, Indiana 46219
               (address of Principal Executive Offices) (Zip Code)

            UNION ACCEPTANCE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                          Union Acceptance Corporation
                             250 N. Shadeland Avenue
                           Indianapolis, Indiana 46219
                     (Name and address of agent for service)

                                  317-231-6400
         (Telephone number, including area code, of agent for service.)

                          Deregistration of Securities

     On October 27, 2000, Union Acceptance Corporation filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-48818) (the "Registration Statement") registering 200,000 shares of Union Acceptance Corporation Common Stock, no par value, to be issued to participants under the Union Acceptance Corporation Employee Stock Purchase Plan (the "Plan"). There are 173,702 unissued shares remaining under the Plan.

     Pursuant to the undertaking contained in the Registration Statement, Union Acceptance Corporation is filing this Post-effective Amendment to deregister the securities that were registered under the Registration Statement and remain unissued under the Plan. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused their Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, and the State of Indiana, on this day of March 17, 2003.


Dated: March 17, 2003.                 /s/ Lee N. Ervin
                                       -----------------------------------------
                                       Lee N. Ervin
                                       President & Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                   Title                                    Date



/s/ Lee N. Ervin
---------------------------                   President, Chief Executive Officer &          March 17, 2003
Lee N. Ervin                                                Director


/s/ Julie Crabtree
---------------------------                     Senior Vice President of Finance            March 18, 2003
Julie Crabtree



---------------------------                              Director                           ______________, 2003
John M. Davis


/s/ John M. Eggemeyer, III
---------------------------                              Director                           March 18, 2003
John M. Eggemeyer, III


/s/ Thomas C. Heagy
---------------------------                              Director                           March 18, 2003
Thomas C. Heagy


/s/ William E. McKnight
---------------------------                              Director                           March 17, 2003
William E. McKnight


/s/ Donald A. Sherman
---------------------------                              Director                           March 17, 2003
Donald A. Sherman



---------------------------                              Director                           ______________, 2003
Michael G. Stout


/s/ Richard D. Waterfield
---------------------------                              Director                           March 17, 2003
Richard D. Waterfield



---------------------------                              Director                           ______________, 2003
Thomas M. West

